Exhibit 10(TT)

================================================================================

                             LOAN PURCHASE AGREEMENT

                                   DATED AS OF

                                FEBRUARY 7, 1996

                                     BETWEEN

                            SOUTH BOSTON SAVINGS BANK

                                       AND

                         BLACKROCK CAPITAL FINANCE L.P.

================================================================================

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS .......................................................  1

ARTICLE II
         PURCHASE AND SALE OF THE LOANS ....................................  9
         Section 2.1.  Purchase and Sale of Assets .........................  9
         Section 2.2.  Closing .............................................  9
         Section 2.3.  Closing Date ........................................  9
         Section 2.4.  Transfer and Recordation Taxes; Responsibility
                       for Recording ....................................... 10
         Section 2.5.  Closing Expenses .................................... 10
         Section 2.6.  Post-Closing Deliveries ............................. 11
         Section 2.7.  Escrows ............................................. 11
         Section 2.8.  Delivery of Certain Documents; Filing and Recording . 11
         Section 2.9.  Limited Purpose of Purchase Price Percentages ....... 12

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PURCHASER ....................... 13
         Section 3.1.  Authority; Binding on Purchaser; Enforceability ..... 13
         Section 3.2.  Conflict with Existing Laws or Contracts ............ 13
         Section 3.3.  Legal Action Against Purchaser ...................... 13
         Section 3.4.  Bankruptcy or Debt of Purchaser; Financial Condition  14
         Section 3.5.  Decision to Purchase; Limited Representations and
                       Warranties; Economic Risk; No Reliance .............. 14
         Section 3.6.  Reserved ............................................ 14
         Section 3.7.  Compliance with Requirements ........................ 15
         Section 3.8.  Due Diligence ....................................... 15

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF SELLER .......................... 16
         Section 4.1.  Representations and Warranties by Seller ............ 16
         Section 4.2.  Representations and Warranties by Seller as to
                       each Loan ........................................... 17

ARTICLE V
         COVENANTS OF SELLER AND PURCHASER ................................. 24
         Section 5.1.  Payment of Deposit .................................. 24
         Section 5.2.  Investment and Disposition of Deposit ............... 24
         Section 5.3.  Permits, Authorizations, Etc. ....................... 24
         Section 5.4.  Inspection of Files ................................. 24
         Section 5.5.  Termination of Servicing by Seller .................. 24
         Section 5.6.  Certain Payments .................................... 24
         Section 5.7.  Litigation Cooperation .............................. 25
         Section 5.8.  Covenants of Seller ................................. 26
         Section 5.9.  Confidentiality ..................................... 27
         Section 5.10. Preliminary Schedule; Closing Schedule ............. 27
         Section 5.11. Environmental Reports .............................. 27
         Section 5.12. Changes to Asset Files ............................. 27

ARTICLE VI
         CONDITIONS PRECEDENT .............................................. 28
         Section 6.1.  Conditions to Obligation of Purchaser ............... 28
         Section 6.2.  Conditions to Obligation of Seller .................. 28

ARTICLE VII
         ADDITIONAL AGREEMENTS ............................................. 30
         Section 7.1.  Cooperation ......................................... 30
         Section 7.2.  Conformity to Law ................................... 30
         Section 7.3.  Inspection by Seller ................................ 30
         Section 7.4.  Foreclosure of Real Property by Seller Prior
                       to Closing .......................................... 31
         Section 7.5.  Condemnation ........................................ 31
         Section 7.6.  Certain Use Restrictions ............................ 31
         Section 7.7.  Environmental Reports ............................... 31
         Section 7.8.  Reserved ............................................ 31
         Section 7.9.  Seller's Right to Remove an Asset ................... 32
         Section 7.10. Post Closing Conduct ................................ 32

ARTICLE VIII
         TERMINATION ....................................................... 33
         Section 8.1.  Termination ......................................... 33
         Section 8.2.  Effect of Termination ............................... 33

ARTICLE IX
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION
         AND SPECIAL REMEDIES .............................................. 36
         Section 9.1.  Survival ............................................ 36
         Section 9.2.  Seller's Indemnification Covenants .................. 36
         Section 9.3. Special Remedies for Seller's Breach of Certain Representations and Warranties Regarding the Assets . 36
         Section 9.4.  Purchaser's Indemnification Covenants ............... 37
         Section 9.5.  Purchaser's Rights to Special Remedies; Procedures,
                       Time Limitations and Certain Other Matters .......... 37
         Section 9.6.  Cooperation ......................................... 42
         Section 9.7.  Subrogation ......................................... 42
         Section 9.8.  Third Party Claims .................................. 42
         Section 9.9.  Remedy .............................................. 43

ARTICLE X
         NOTICES ........................................................... 44
         Section 10.1.  Notices ............................................ 44

ARTICLE XI
         MISCELLANEOUS PROVISIONS .......................................... 46
         Section 11.1.  Severability ....................................... 46
         Section 11.2.  Amendment .......................................... 46
         Section 11.3.  Waiver ............................................. 46
         Section 11.4.  Headings ........................................... 46
         Section 11.5.  Construction ....................................... 46
         Section 11.6.  Assignment ......................................... 46
         Section 11.7.  Prior Understandings; Integrated Agreement ......... 47
         Section 11.8.  Counterparts ....................................... 47
         Section 11.9.  Survival ........................................... 47
         Section 11.10. Governing Law ...................................... 47
         Section 11.11. Jurisdiction; Venue ................................ 47
         Section 11.12. No Third Party Beneficiaries ....................... 48
         Section 11.13. Waiver of Trial by Jury ............................ 48

SCHEDULES

Schedule A.      Asset Schedule

Schedule B.      Cross-Collateralized Loan Schedule

Schedule C.      Repurchase/Special Purchase Price Percentages for
                 Certain Assets

Schedule 2.1.    Servicing Agreement Exceptions
Schedule 4.2. Limitations on Representations and Warranties by Seller as to Each Loan

Schedule 4.2.(e) Seller's Right to Sell

Schedule 4.2.(f) Modifications

Schedule 4.2.(g) Additional Advances

Schedule 4.2.(h) Cross-Collateralization

Schedule 4.2.(i) Participation

Schedule 4.2.(o) Title Insurance

Schedule 4.2.(p) Real Estate Taxes; Water and Sewer Charges

Schedule 4.2.(s) Ground Leases

Schedule 4.2.(u) Bankruptcy or Debt of Borrowers; Financial Condition

Schedule 5.8.(b) Servicing of the Loans

Schedule 7.7.    Description of Environmental Reports

                             LOAN PURCHASE AGREEMENT

                  THIS AGREEMENT is entered into as of the 7th day of February, 1996, by and between BlackRock Capital Finance L.P., a Delaware limited partnership ("Purchaser"), and South Boston Savings Bank (the "Seller").

                               W I T N E S S E T H

                  WHEREAS, Seller has certain rights, title and interest in and to certain Loans that Seller wishes to sell to Purchaser in accordance with this Agreement;

                  WHEREAS, Purchaser desires to purchase from Seller its rights, title and interest in and to the Loans in accordance with this Agreement; and

                  NOW, THEREFORE, in consideration of the mutual premises and the representations, warranties, covenants and agreements herein set forth and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Purchaser agree, intending to be legally bound hereby, as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  "Additional Advances" shall mean, with respect to any Loan, any additions to the principal balance thereof arising from additional advances required to be made to the Borrower pursuant to the Loan Documents after the Closing Date as set forth on Schedule 4.2(g).

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

                  "Agreement" means this Loan Purchase Agreement, including all Schedules hereto, as the same may be amended, supplemented, restated or modified as provided herein.

                  "Asset" means any Loan and the related Note, Mortgage, Security Agreement and, to the extent assignable, any other related Collateral Property but excluding any related servicing agreements.

                  "Asset File" means that certain file for each Loan made available by Seller for review by Purchaser, including any amendments, supplements, corrections or modifications to such file up through the Closing Date hereof in possession of Seller.

                  "Asset Schedule" means the schedule identifying the Loans that is attached hereto as Schedule A and sets forth the following information concerning each Loan, as applicable:

                  (a)  loan number;

                  (b)  control number;

                  (c)  street address of each primary related Mortgage Property;

                  (d) name of customer as it appears on Seller's loan servicing records;

                  (e) stated maturity date (without regard to changes arising from the Loan Modification Program);

                  (f) unpaid principal balance of each Loan as of the close of business on January 31, 1996;

                  (g) annual interest rate charged by Seller as of January 31, 1996;

                  (h)  stated annual interest rate on the originally executed
                       Note;

                  (i) the amount of principal and interest payable monthly in respect of each Loan;

                  (j)  paid-through date;

                  (k) the lien priority of the related Mortgage and assignment of leases;

                  (l) whether the Note is recourse (R), nonrecourse (NR), or partial recourse (PR) to the Borrower;

                  (m)  the amount of any related Escrow; and

                  (n)  the Purchase Price Percentage for such Loan.

                  "Borrower" means the obligor indicated on a Note.

                  "Business Day" means any day other than a Saturday, Sunday or day on which banks in Boston, Massachusetts are authorized or obligated by law to be closed.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U. S. C. {S}{S} 9601 and 9657 et seq., as amended.

                  "Closing" has the meaning given that term in Section 2.2.

                  "Closing Date" means the date of Closing, which shall be (a) the earlier of (i) May 14, 1996, (ii) the date which is 14 days (or such earlier period designated by Purchaser in writing to Seller, but in no event less than five Business Days) after the date on which Purchaser has received by facsimile or overnight delivery written notice that the stockholders of Boston Bancorp have approved the Merger (but in no event earlier than March 31, 1996 without the consent of Purchaser) or (b) such other date upon which the parties may mutually agree in writing.

                  "Closing Schedule" means the schedule to be furnished by Seller pursuant to Section 5.10 setting forth for each Loan the following information:

                  (a) loan number;

                  (b) control number;

                  (c) street address of each primary related Mortgaged Property;

                  (d) name of each customer as it appears on Seller's loan servicing records;

                  (e) stated maturity date;

                  (f) unpaid principal balance of each Loan as of the opening of business on the Closing Date;

                  (g) the annual interest rate charged by the Seller as of January 31, 1996;

                  (h) the stated annual interest rate on the originally executed Note;

                  (i) the amount of principal and interest payable monthly in respect of each Loan;

                  (j) paid-through date;

                  (k) the lien priority of the related Mortgage and assignment of leases;

                  (l) whether the Note is recourse (R), nonrecourse (NR), or partial recourse (PR) to the Borrower;

                  (m) the amount of any related Escrows as of the opening of business on the Closing Date;

                  (n) the amount of accrued but unpaid interest with respect to each Loan as of the opening of business on the Closing Date;

                  (o) the amount of accrued but unpaid interest with respect to each Loan as of the opening of business on the Closing Date (excluding any accrued interest with respect to a Loan that is a Past Due Loan as of the Closing Date);

                  (p) the annual interest rate charged by the Seller as of the Closing Date;

                  (q) the Purchase Price Percentage for such Loan; and

                  (r) the Loan Purchase Price.

                  "Collateral Property" means, with respect to each Loan, the Loan Documents, and each and every loan file, document, account or security securing such Loan in the possession of Seller, including, without limitation, any Security Agreement, UCC Financing Statement, assignment of rents, pledge agreement, guaranty, indemnification agreement, assignment of management agreement, assignment of stock or partnership units, title insurance policies, tax and insurance escrows, letters of credit, certificates of deposit or deposits or escrows held as collateral for such Loan, and other insurance policies held by Seller, and excluding each and every servicing agreement and related file.

                  "Confidentiality Agreement" means any and all confidentiality agreements that were executed by Purchaser with Seller regarding the transactions contemplated hereby, including, without limitation, the confidentiality agreement dated January 19, 1996.

                  "Consequential Damages" shall have the meaning set forth in
Section 9.2.

                  "Cross-Collateralized Loan" means a Loan that is secured by the same Mortgaged Property (or a portion of the same Mortgaged Property) as one of more of the other Loans, as identified on Schedule B hereto.

                  "Cross-Collateralized Loan Group" means two or more Cross-Collateralized Loans each of which is secured by the same Mortgaged Property (or a portion of the same Mortgaged Property) as each other Cross-Collateralized Loan in such group.

                  "Deposit" means the amount paid by the Purchaser herewith equal to $6,600,000, which amount shall include the $50,000 paid pursuant to the Due Diligence Deposit Agreement by Purchaser to Seller prior to the date hereof.

                  "Delivery Breach" shall have the meaning set forth in Section 9.5(a).

                  "Due Diligence Deposit Agreement" means the Due Diligence Deposit Agreement dated January 19, 1996 executed by Purchaser and Seller.

                  "Environmental Reports" means the reports described in
Schedule 7.7.

                  "Escrows" has the meaning given that term in Section 2.7.

                  "Ground Lease" has the meaning given that term in Section 4.2(s).

                  "Hazardous Substances" mean, without limitation: (i) those substances included within the definitions of any one or more of the terms "hazardous substances," "hazardous materials," toxic substances," and "hazardous waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, as amended, 49 U. S. C. Section 1801 et seq., and in the regulations promulgated pursuant to such laws; and (ii) such other substances, materials and wastes as are or become regulated under applicable local, state or federal laws or regulations, or which are classified as hazardous or toxic under federal, state or local laws or regulation, and (iii) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos; (c) polychlorinated biphenyls; (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as amended, 13 U. S. C. {S} 1321 et seq. (33 U. S. C. {S}1321) or designated as "toxic pollutants" pursuant to {S} 307 of the Clean Water Act (33
U. S. C. {S} 1317); (e) flammable explosives; or (f) radioactive materials; provided, however, that lead paint and non-friable asbestos shall not be deemed for any purpose under this Agreement to be Hazardous Substances.

                  "Indemnified Party" has the meaning given that term in Section 9.7.

                  "Indemnifying Party" has the meaning given that term in
Section 9.6.

                  "Interested Purchaser" means Purchaser, its successors or assigns, if such Person is a borrower or other obligor, or has an Affiliate that is a borrower or other obligor, pursuant to a guarantee, letter of credit or otherwise, under or in connection with any of the Loans or otherwise has an interest in any of the Loans (other than the interests created by this Agreement).

                  "Loan" means a loan to be sold, transferred and conveyed pursuant to this Agreement that is evidenced by a Note and is included on the Asset Schedule.

                  "Loan Agreement" means, with respect to each Loan, the written agreement setting forth the principal terms of such Loan executed by the Borrower under such Loan.

                  "Loan Documents" means, with respect to each Loan, all documents, agreements or instruments relating to such Loan in Seller's possession, including, without limitation, the Note, any Loan Agreement, any Mortgage, any assignment of leases and rents, any letters of credit, any guarantees, any Security Agreement, any UCC Financing Statement, any pledge agreements, any indemnification agreements, any assignment of management agreements, any assignment of permits, licenses and contracts, and any assignment, supplement, reinstatement, extension, endorsement or modification thereof.

                  "Loan Modification Program" is described on Schedule 4.2(f).

                  "Loan Purchase Price" means, with respect to each Loan, the amount calculated by multiplying (i) the Purchase Price Percentage set forth in the Asset Schedule for such Loan, and (ii) the unpaid principal balance of such Loan as of the Closing Date; provided that for purposes of calculating the Repurchase Price for the Assets set forth on Schedule C, the Purchase Price Percentage shall be equal to the percentage set forth opposite the control number for such Asset on Schedule C.

                  "Matured Borrower" has the meaning given that term on Schedule 4.2.

                  "Matured Loans" has the meaning given that term on Schedule
4.2.

                  "Merger" means the merger between Boston Bancorp and a subsidiary of Bank of Boston Corporation pursuant to the Agreement and Plan of Reorganization dated October 10, 1995 between Boston Bancorp and Bank of Boston Corporation.

                  "Mortgage" means, with respect to a Loan, a mortgage, deed of trust or other security instrument creating a lien upon Mortgaged Property described therein that secures a Note, and all written amendments, modifications or supplements thereto.

                  "Mortgaged Property" means the land, building(s) and other improvements securing any Loan (not including Secondary Mortgaged Property) at the address as set forth on the Asset Schedule. Notwithstanding anything to the contrary contained herein, Seller makes no representation or warranty as to any Secondary Mortgaged Property.

                  "Note" means, with regard to a Loan, the originally executed promissory note or notes, bond or other evidence of indebtedness (including but not limited to an originally executed affidavit of loss of an original Note, together with a copy of such original lost Note) with respect to such Loan and all written amendments, modifications or supplements thereto.

                  "Notice of Claim" means a notice of Purchaser to Seller meeting the requirements of Section 9.5(b).

                  "Offset Amount" has the meaning given that term in Section 9.5(g)(v).

                  "Past Due Loan" is, as of any date, a Loan for which, as of the opening of business on such date, there exists accrued but unpaid interest in an amount equal to or greater than a total of 90 days' interest charges on such Loan.

                  "Permitted Investment" means certificates of deposit, demand or time deposits, or banker's acceptances issued by Seller.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or subdivision thereof.

                  "Policy" has the meaning given that term on Schedule 4.2.

                  "Preliminary Date" means the date that is the earlier of (a) May 1, 1996 or (b) the Business Day next succeeding the date on which the stockholders of Boston Bancorp approve the Merger.

                  "Preliminary Schedule" means the schedule to be furnished by Seller pursuant to Section 5.10 setting forth for each Loan the information, as of the Preliminary Date, responsive to the categories listed in the definition of Closing Schedule.

                  "Purchase Price" means that dollar amount equal to the sum of all of the Loan Purchase Prices.

                  "Purchase Price Percentage" means for each Loan the percentage set forth as the Purchase Price Percentage for such Loan on the Asset Schedule.

                  "Purchaser" means BlackRock Capital Finance L.P., a Delaware limited partnership.

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U. S. C. {S} 6901 et seq.

                  "Required Consents" shall have the meaning given that term in
Section 5.3.

                  "Repurchase Date" means the date on which any Asset is repurchased pursuant to this Agreement.

                  "Repurchase Price" shall have the meaning given that term in
Section 9.5(g).

                  "Secondary Mortgaged Property" means such additional land, buildings, other improvements, personal property and other collateral securing a Loan that are not listed on the Asset Schedule.

                  "Security Agreement" means any security agreement creating a lien upon personal property described therein which secures a Note, including, but not limited to, an assignment of leases.

                  "Seller" means South Boston Savings Bank.

                  "Soon to Mature Loans" has the meaning given that term on
Schedule 4.2(f).

                  "Third Party" means any Person other than Seller and its Affiliates.

                  "Third Party Claim" has the meaning given to that term in
Section 9.6.

                  "Title Insurance Policy" has the meaning given to that term in
Section 4.2(o).

                  "UCC Financing Statement" means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

                  "Unmatured Loans" has the meaning given that term on Schedule 4.2(f).

                  "Unreviewed Mortgaged Properties" means all Mortgaged Properties other than those Mortgaged Properties identified on Schedule 7.7 (or any exhibit thereto) as to which an Environmental Report is to be provided by Seller to Purchaser as described on Schedule 7.7.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE LOANS

                  Section 2.1. Purchase and Sale of Assets. Subject to the terms, provisions and conditions of this Agreement, Seller hereby agrees to sell, assign and convey unto Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on a servicing released basis (that is, with all servicing agreements or obligations relating to the Loans (other than those set forth on Schedule 2.1) terminated on or prior to the Closing Date) all of Seller's right, title, and interest in and to the Assets. The sale of the Assets shall include all of Seller's rights, title and interest in and to any related Note, Mortgage, Security Agreement, Loan Agreement, the Mortgaged Property and any participation or similar agreement representing an interest in the foregoing and any other related Collateral Property (to the extent assignable); provided, however, that certain Assets may be deleted from the purchase and sale hereunder in accordance with Section 7.9 hereof.

                  Section 2.2. Closing. Seller and Purchaser agree that time is of the essence under this Agreement and that the closing of the purchase and sale of the Assets (the "Closing") shall be held on the Closing Date, at 10:00 a.m., at the offices of Ropes & Gray, One International Place, Boston, Massachusetts or such other place in The Commonwealth of Massachusetts as is selected by Seller and notice of which is given to Purchaser at least two Business Days prior to the Closing or at such other place as Seller and Purchaser shall agree in writing.

                  Section 2.3. Closing Date. On the Closing Date, in a substantially contemporaneous closing,

                  (a)  Seller shall:

                         (i) sell, assign, convey and transfer to Purchaser all
                  its right, title and interest in and to the Assets, the Mortgaged Property and the Secondary Mortgaged Property (in the case of Collateral Property, to the extent assignable);

                         (ii) deliver to Purchaser the Note for each Loan
                  endorsed by allonge in blank together with copies of all intervening endorsements thereof from the original payee to the Person endorsing;

                         (iii) deliver to Purchaser the original Mortgage (or a
                  copy thereof evidencing recording) related to a Loan;

                         (iv) execute and deliver to Purchaser a bill of sale;

                         (v) execute and deliver such UCC Financing Statements
                  and assignments of UCC Financing Statements and such notices and other documents as may be prepared by and reasonably requested by Purchaser in accordance with Section 2.8 below;

                         (vi) subject to Section 2.6, deliver to Purchaser
                  copies of all other Loan Documents, Security Agreements and documents, instruments and agreements constituting Collateral Property; and

                         (vii) pay to Purchaser amounts due pursuant to Section
                  2.7.

                  (b) Purchaser shall pay to Seller in immediately available funds an amount equal to the sum of (i) the Purchase Price minus the amounts due to the Purchaser under Section 5.6 plus the amounts due to the Seller under Section 5.6 minus the Deposit (including all interest accrued thereon) credited pursuant to Section 5.2 and (ii) the amount of accrued but unpaid interest based on the interest rate charged by the Seller at the Closing Date with respect to each Loan as of the opening of business on the Closing Date (excluding any accrued interest with respect to a Loan that is a Past Due Loan as of the Closing Date) and (iii) any amounts paid by Seller on behalf of a Borrower in respect of payments for which such Borrower's Escrow was insufficient as indicated on the Closing Schedule.

                  Section 2.4. Transfer and Recordation Taxes; Responsibility for Recording. Purchaser shall prepare, file and be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby. Purchaser shall prepare and deliver to Seller, reasonably in advance of the Closing, documents required to be executed by Seller at Closing pursuant to
Section 2.3(a)(ii) and (v). Purchaser shall bear sole responsibility for recording or filing all assignments of Mortgage and UCC Financing Statements delivered to Purchaser at the Closing or thereafter. Notwithstanding the foregoing, the recording or filing of such documents shall not be a condition to payment by the Purchaser of the Purchase Price or the Closing.

                  Section 2.5. Closing Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereunder are completed, Purchaser and Seller shall each be responsible for the payment of its own closing costs and expenses and its costs and expenses in negotiating and carrying out its obligations under this Agreement, including, without limitation, the costs of its counsel. Purchaser shall be responsible for the payment of all of the costs of its title insurance and all of the due diligence and other costs and expenses of Purchaser relating to this Agreement and the transactions contemplated hereby. Subject to Section 5.6(a)(ii), Seller shall be responsible for the payment of all costs of the Environmental Reports.

                  Section 2.6. Post-Closing Deliveries. As soon as practicable, but no later than five (5) Business Days after the Closing Date, at the offices of Seller or such other locations(s) in The Commonwealth of Massachusetts as Seller determines, Seller shall deliver to Purchaser originals (to the extent available and, if not, copies) of any additional Loan Documents and Collateral Property not delivered to Purchaser at the Closing that are in the possession of Seller. Without limiting the generality of the foregoing, Seller shall use reasonable efforts to deliver any documents or other materials to be provided under this Section 2.6 on the Closing Date and, to the extent that any such documents and materials are not delivered on the Closing Date, Seller shall arrange for Purchaser to have such access to such documents and materials after the Closing Date, during normal business hours, as Purchaser may reasonably require in order to administer the Loans or to enforce any of Purchaser's rights with respect thereto. Seller's actions taken pursuant to this Section 2.6 shall be sufficient, as of the Closing Date, to permit the Purchaser or its designee to commence servicing the Loans on the Closing Date in accordance with customary servicing standards.

                  Section 2.7. Escrows. At Closing, all escrows for taxes, governmental assessments and insurance premiums, water, sewer and municipal charges, deposits, security deposits, replacement reserves or other escrowed funds relating to the Loans remitted to Seller and then remaining undisbursed (the "Escrows") shall be assigned, transferred and paid over to Purchaser (except to the extent that such assignments are not permitted by law or the related Loan Documents) and shall be held by, or for the benefit of, Purchaser in accordance with the terms on which any such Escrows were held by Seller. All Escrows shall be held and applied by Purchaser for their designated purposes.

                  Section 2.8. Delivery of Certain Documents; Filing and Recording. Notwithstanding anything herein to the contrary, and without limiting the representations and warranties contained herein, on or after the Closing Date upon Purchaser's reasonable request and at Purchaser's preparation and expense, Seller shall execute and make available to Purchaser any number of UCC Financing Statements in all jurisdictions required, in Purchaser's reasonable judgment, to convey or perfect Purchaser's right, title and interest in any of the Notes, Mortgages, Loan Documents, Security Agreements, or other Collateral Property. In addition, on or after the Closing Date at Purchaser's request, preparation and expense, Seller shall execute and make available to Purchaser all notices to insurers and all other documents, including without limitation assignments of mortgage, which Purchaser reasonably deems necessary under applicable law to convey or perfect Purchaser's title to any Note, Mortgage, Loan Document, Security Agreement or other Collateral Property or necessary under applicable law for Purchaser to enjoy all rights of a holder with respect thereto. At its sole cost and expense, Purchaser shall prepare and record, subject to the reasonable approval of Seller, any notice or other documents requested pursuant to this Section 2.8.

                  Section 2.9. Limited Purpose of Purchase Price Percentages. The parties to this Agreement acknowledge that the Purchase Price Percentage for each Asset is an allocation of the Purchase Price to each Asset derived for the sole purpose of providing the parties with a mechanism for implementing certain provisions of this Agreement, including remedies to which the Purchaser may be entitled, if any. The parties to this Agreement further acknowledge that the Purchase Price Percentage of each Asset is not necessarily reflective or determinative of the fair market value of each Asset and that the estimated value for each Asset as determined pursuant to any provision hereof, whether expressed as a fixed dollar amount or as a percentage of the aggregate value of all of the Assets, is not necessarily reflective or determinative of the fair market value of the Mortgaged Property relating to any Asset or of Seller's or Purchaser's estimation of such values in agreeing to the Purchase Price. The foregoing is not intended to alter the limitations set forth herein with respect to Purchaser's remedies for any breach.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing Date as follows:

                  Section 3.1. Authority; Binding on Purchaser; Enforceability. Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with powers adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it. Purchaser has taken all action required to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be. Purchaser is duly qualified and in good standing as a foreign limited partnership in all jurisdictions where it is required so to be qualified, except for failures to be so qualified that do not in the aggregate have a material adverse effect on Purchaser and which will not affect the validity or performance by Purchaser of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery hereof by Seller) constitutes the valid, legal and binding agreement of the Purchaser enforceable in accordance with its terms.

                  Section 3.2. Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of the obligations hereunder and thereunder by Purchaser do not violate or conflict with any provision of any law, rule or regulation to which Purchaser is subject, or violate or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound or any judgment, order, ruling or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of Purchaser's respective assets or property, which would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement; and Purchaser has obtained all consents, approvals, authorizations or orders of any court or government agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement.

                  Section 3.3. Legal Action Against Purchaser. There are no judgments, orders, rulings or decrees of any kind against Purchaser unpaid or unsatisfied of record nor any legal action, suit or other legal, regulatory or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court, regulatory authority or administrative agency which has, or is likely to have, any material adverse effect on the business or assets or the condition, financial or otherwise, of the Purchaser or which would materially and adversely affect the ability of Purchaser to perform its obligations hereunder.

                  Section 3.4. Bankruptcy or Debt of Purchaser; Financial Condition. Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. Purchaser will have as of the Closing Date the financial ability to meet its obligations under this Agreement. Purchaser certifies that any financial statements of Purchaser and any financial statements of any Affiliate of Purchaser submitted to Seller have been prepared in accordance with generally accepted accounting principles recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, or any successors thereto, and are true and correct and that no circumstances have occurred or come to its attention since the date of such financial statements which would have a material adverse impact on the financial condition of Purchaser or such Affiliate as indicated on any such financial statements delivered to Seller or would materially and adversely affect the ability to Purchaser to perform its obligations hereunder.

                  Section 3.5. Decision to Purchase; Limited Representations and Warranties; Economic Risk; No Reliance. Purchaser is a sophisticated investor and its decision to purchase the Assets is based upon its own independent expert evaluations of the Loan Documents, the Asset Files and other materials deemed relevant by Purchaser. In entering into this Agreement, Purchaser has not in any way relied upon any oral or written information from Seller, or any of its employees, affiliates, agents or representatives, other than the representations and warranties of Seller contained in Section 4.1 and Section 4.2, in each case subject to Section 4.3 hereof and the Schedules hereto. Purchaser further acknowledges that no employee, affiliate, agent or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Purchaser acknowledges and agrees that, except as set forth in the Seller's representations and warranties in this Agreement, (i) Seller has not represented, warranted or covenanted the nature, accuracy, completeness, enforceability or validity of any of the Loan Documents, Asset Files and/or all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser and (ii) all Assets are sold, transferred, assigned and conveyed to Purchaser on an "as is, where is" basis, with all faults. Purchaser acknowledges that the Assets may have limited or no liquidity and Purchaser represents that it will have, from and after the Closing Date, the financial ability to own the Assets for an indefinite period of time and to bear the economic risk of an outright purchase of the Assets and a total loss of the Purchase Price for the Assets.

                  Section 3.6.  Reserved.

                  Section 3.7. Compliance with Requirements. The Purchaser has complied fully and on a timely basis with all terms and conditions of the Confidentiality Agreement, which compliance included, without limitation, the taking of all actions required to be taken pursuant to such Confidentiality Agreement on a timely basis and the refraining from taking any actions prohibited pursuant to such Confidentiality Agreement.

                  Section 3.8. Due Diligence. Purchaser acknowledges that it has been urged, invited and directed to conduct such due diligence review and analysis of the due diligence materials made available to it, including but not limited to the Loan Documents, Asset Files and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any Borrower, guarantor or surety, if any, may be subject to any pending bankruptcy proceeding), as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Assets.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Section 4.1. Representations and Warranties by Seller. Subject to the provisions and limitations of Section 4.3. Seller represents and warrants, as of the date hereof and the Closing Date, as follows:

                  (a) Authority; Binding on Seller; Enforceability. Seller is a state chartered bank duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with powers adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it. Seller has taken all action required to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be. This Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by Purchaser) constitutes the valid, legal and binding agreement of the Seller enforceable in accordance with its terms. Upon the merger of Seller into The First National Bank of Boston, The First National Bank of Boston will become the successor to Seller under this Agreement.

                  (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of the obligations hereunder and thereunder by Seller do not violate or conflict with any provision of any law, rule or regulation to which Seller is subject, or violate or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of its assets or properties are bound or any judgment, order, ruling or decree applicable to Seller, or result in the creation or imposition of any lien on any of Seller's respective assets or property, which would materially and adversely affect the ability of Seller to perform its obligations under this Agreement; and Seller has obtained all consents, approvals, authorizations or orders of any court or government agency or body, if any, required for the execution, delivery and performance by Seller of this Agreement.

                  (c) Legal Action Against Seller. There are no judgments, orders, rulings or decrees of any kind against Seller unpaid or unsatisfied of record nor any legal action, suit or other legal, regulatory or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court, regulatory authority or administrative agency which has, or is likely to have, any material adverse effect on the business or assets or the condition, financial or otherwise, of the Seller or which would materially and adversely affect the ability of Seller to perform its obligations hereunder.

                  (d) Bankruptcy or Debt of Seller; Financial Condition. Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. No general assignment of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

                  Section 4.2. Representations and Warranties by Seller as to each Loan. Subject to the provisions and limitations of Section 4.3 and Schedule 4.2, Seller hereby represents and warrants, as to each Loan listed on the Asset Schedule as follows; provided that no representation and warranty is made with respect to any (i) Secondary Mortgaged Property or (ii) any Asset to the extent that Purchaser is an Interested Purchaser with respect to such Asset (other than with respect to any Secondary Mortgaged Property); and provided that, notwithstanding any representation, warranty or covenant in this Section 4.2 to the contrary, Seller makes no representation, warranty or covenant whatsoever with respect to the status of the maturity date of or interest rate on any Loan due to the existence of or the consequences arising from Seller's Policy as set forth on Schedule 4.2; and provided, further, that if, on or after the Closing Date, the Purchaser procures or is able to procure (including, without limitation, by means of the assignment of title insurance by Seller) without unreasonable cost title insurance or is entitled to receive the benefit of title insurance by endorsement or otherwise with respect to any Loan, then to the extent that such insurance provides or would have provided coverage with respect to any matters addressed by any of the following representations and warranties, then, with respect to such matters, such representations and warranties shall have no force or effect and shall be deemed not to have been made by Seller:

                  (a) Validity of Collateral Documents. Each Mortgage and each Security Agreement related to such Mortgage creates in Seller a valid security interest in the property described therein and each Mortgage (and related assignment of leases) has the lien priority set forth in the Asset Schedule.

                  (b) No Defense by Borrower. No Loan is subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense that materially affects the ability of the holder thereof to enforce the provisions of the Note or Mortgage and to Seller's knowledge no such claims have been asserted by the related Borrower as of the date hereof with respect to such Loan.

                  (c) Certain Asset Schedule Information. Except with respect to changes arising from the Loan Modification Program after the date of such schedule, (i) the information for each such Loan set forth in items (a) through (m) of the Asset Schedule is true and correct in all material respects as of January 31, 1996 and (ii) the information for each Loan set forth in items (a) through (p) on the Preliminary Schedule shall be true and correct in all material respects as of the Preliminary Date. The information for each Loan set forth on items (a) through (p) on the Closing Schedule shall be true and correct in all material respects as of the opening of business on the Closing Date.

                  (d) Enforceability. The Note relating to each Loan sold by Seller pursuant hereto and the related Mortgage and Security Agreement are the legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) to the extent the inability to enforce any particular provision or provisions does not adversely affect the ability of the holder thereof to foreclose on the related Mortgaged Property for any payment or other material default by the maker or obligor thereunder or the practical realization of the intended benefits of the Mortgage to which such Mortgaged Property is subject.

                  (e) Seller's Right to Sell. Except as set forth on Schedule 4.2(e) hereto, Seller has the legal right to sell and assign each Loan to be sold by it hereunder, together with the related Note, Mortgage, Loan Agreement and any participation or similar agreement representing an interest in the foregoing and any other related Collateral Property (to the extent assignable) without the consent of any Third Party, except such consent as has been obtained or will be obtained by the Closing Date or is unnecessary under applicable law.

                  (f) No Modification. Except pursuant to the Loan Modification Program and as set forth on Schedule 4.2(f) hereto, neither Seller nor to Seller's knowledge any prior holder of such Loan has modified any related Note or Mortgage or satisfied, canceled or subordinated such Note or Mortgage in whole or in part or released the Borrower or all or any portion of the Mortgaged Property from the lien of the Mortgage.

                  (g) Disbursement of Loan Proceeds. Except as set forth on
         Schedule 4.2(g) hereto, the Borrower does not have the right to disbursement of Additional Advances with respect to any Loan sold by Seller pursuant hereto.

                  (h) Cross-Collateralization. Except as set forth on Schedule 4.2(h), each Loan sold by Seller pursuant hereto is not cross-collateralized with any other loan except for another Loan.

                  (i) Owner. Except as set forth on Schedule 4.2(i), Seller holds title to, and is the sole owner of, the Loans to be sold by it hereunder. Such Loans have not been assigned or pledged (except as provided herein) and, on the Closing Date, the transfer of any related Mortgage and Note will be free of any right, interest or valid claim of any Third Party or Seller or its Affiliates.

                  (j) Loan Documents. The Note, Mortgage and Loan Documents relating to the Loans sold by Seller pursuant hereto, and any documents modifying the terms of such Note, Mortgage or Loan Documents included in the Asset File, are true and correct copies of the documents they purport to be and, except pursuant to the Loan Modification Program, have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Asset File.

                  (k) Condemnation. Except as set forth in the Asset File, there is no pending or, to Seller's knowledge, threatened condemnation or similar proceeding affecting the Mortgaged Property securing the Loans sold by Seller pursuant hereto that could have a material adverse effect on the adequacy of such Mortgage as security for the related Loan or on the current use of such Mortgaged Property for its intended purpose.

                  (l) Litigation. There is no litigation, proceeding or any order, injunction or decree to which Seller is a party outstanding, existing or relating to any Loan sold by Seller pursuant hereto or the related Mortgaged Property, which could have a material adverse effect upon such Loan or such related Mortgaged Property.

                  (m) Asset File; Pay Histories. The Asset File includes all material documents, or copies thereof, in possession of Seller relating to the Loans except as otherwise expressly noted therein and except with respect to documents executed in connection with the Loan Modification Program, which documents shall be inserted in the Asset File when available. Seller makes no representation or warranty as to the accuracy of facts recited in the other documents and papers that are included in the Asset File, including, without limitation, rent rolls, operating statements, appraisals and other information. The pay histories of the Loans furnished to Purchaser by Seller are the pay histories used by the Seller in its business and, to Seller's knowledge, such pay histories are true and correct in all material respects.

                  (n) Compliance with Laws. To Seller's knowledge, no written notice has been issued by any governmental authority to the effect that
         (i) any zoning law, ordinance or regulation was violated as of the date of closing of any Loan by the maintenance, operation, occupancy or use of any of the related Mortgaged Property such that the violation would adversely affect the then-current operations, then-current occupancy or then-current use of such Mortgaged Property, (ii) any building, or other federal, state or municipal law, ordinance, regulation, or any restrictive covenant is currently, as of the date hereof, violated by the current maintenance, current operation, current occupancy or current use of any of such Mortgaged Property such that the violation would adversely affect the current operation, current occupancy or current use of such Mortgaged Property or (iii) any licenses, permits, inspections, authorizations, certifications and approvals required by any governmental authorities having jurisdiction over the operation of such Mortgaged Property, in its present manner, have not been performed or issued and paid for and are not in full force and effect, in each case, without which the operation of such Mortgaged Property would be adversely affected.

                  (o) Title Insurance. Except as set forth on Schedule 4.2(o) hereof, there has been issued in connection with each Mortgage relating to a Loan (i) a valid and enforceable ALTA policy of title insurance (or any amendment or supplement thereto or other form of title insurance policy affording equivalent coverage and customarily accepted by institutional lenders in the jurisdiction in which the Mortgaged Property relating to a Loan is located) (each a "Title Insurance Policy") by a title insurer in an amount equal to the lesser of (A) the principal amount of such Loan to the extent advanced and (B) the approximate fair market value of such Mortgaged Property as of the date of recording of the subject Mortgage, subject to the conditions and limitations set forth in such Title Insurance Policy, or (ii) a title opinion included in the Asset File from an attorney licensed to practice in such jurisdiction or (iii) a title report or specimen policy from a title insurer or such other form of title assurance as was customarily employed in the relevant jurisdiction (including blanket insurance coverage). If a Title Insurance Policy was issued, such Title Insurance Policy is presently in full force and effect and all premiums with respect thereto that are due and payable have been paid in full. Seller has not by its actions or inactions adversely affected any of its rights or the amount of its coverage under such Title Insurance Policy. In addition, as of the Closing Date each such Title Insurance Policy will insure the Purchaser that each of the Mortgages relating to a Loan is a valid lien on the property therein described with the lien priority disclosed on the Asset Schedule, and that the related Mortgaged Property is free and clear of all encumbrances, liens, and exceptions, subject only to (A) current real property taxes and assessments and water and sewer charges not yet due and payable, (B) covenants, conditions, restrictions, rights-of-way, easements and other matters such as are customarily acceptable to institutional lenders in the jurisdiction in which such Mortgaged Property is located and (C) other matters to which like properties are commonly subject that do not, individually or in the aggregate, materially interfere with the current use of the Mortgaged Property or the benefits of the security intended to be provided by the related Mortgage. In any instance in which the Asset File did not contain a Title Insurance Policy, Purchaser can, upon the payment of the applicable and customary premium, obtain an ALTA policy of title insurance (or its equivalent) from a nationally recognized title insurance company insuring Purchaser as of the Closing Date that each of the subject Mortgage(s) relating to the Loans is a valid and enforceable lien on the Mortgaged Property with the lien priority disclosed on the title opinion, commitment or report contained in the Asset File, free and clear of all encumbrances, liens and exceptions, subject only to the matters described in clauses (A) and (B) of the immediately preceding sentence. Notwithstanding the foregoing, but without in any way limiting the proviso in the introductory sentence of this Section 4.2, Seller shall not be deemed to have breached this representation and warranty or any representation or warranty with respect to the lien position of a Mortgage if (i) a title insurance policy as described above is provided to the Purchaser, or (ii) Purchaser is able to obtain a title insurance policy as described above without unreasonable cost or expense (whether or not Purchaser actually procures such insurance). Any bringdown endorsement of a Title Insurance Policy in favor of Purchaser or its successors or assigns shall be procured and paid for by Purchaser.

                  (p) Real Estate Taxes; Water and Sewer Charges. Except as set forth on Schedule 4.2(p), there are no unpaid real property taxes due and payable against a Mortgaged Property relating to a Loan. For the purposes of this representation and warranty, real estate taxes shall not be deemed to be due and payable until the Business Day immediately preceding the date on which such taxes would become delinquent, such that interest would accrue or penalties would become assessable thereon. To Seller's knowledge, except as set forth on Schedule 4.2(p) no Borrower is delinquent in respect of its obligation to pay water and sewer charges as of the date hereof.

                  (q) Hazard Insurance. The Asset File contains any hazard insurance policy certificates with respect to such Mortgaged Property that Seller has in its possession, and with respect to all other Mortgaged Property relating to a Loan, Seller has delivered to Purchaser evidence of blanket hazard insurance coverage, and Seller has not received any notice of, and there has been no, cancellation or lapse of such policy.

                  (r) Environmental Matters. Except as described in any Environmental Report, to the knowledge of Seller:

                         (i) No amount of Hazardous Substances has been disposed
                  of, or identified on, under or at, the Mortgaged Property; and

                         (ii) The Mortgaged Property has never been used for the
                  storage, treatment or disposal of Hazardous Substances other than in accordance with applicable laws; and

                         (iii) Hazardous Substances are not present in, on or
                  below the Mortgaged Property in such a manner or concentration as to violate any law or regulation; and

                         (iv) The Mortgaged Property by itself or as part of any
                  other property, has never been identified by any government agency as the site of a "release", within the meaning of CERCLA or RCRA, of a Hazardous Substance.

                  (s) Ground Leases. With respect to any Loan secured wholly or partly by the interest of the Borrower as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease"), a list of which is set forth on Schedule 4.2(s), and not by a fee interest in such Mortgaged Property:

                         (i) each such Ground Lease is legal, valid and binding,
                  and enforceable against the related lessor in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                         (ii) such Ground Lease permits the interest of the
                  lessee thereunder to be encumbered by the related Mortgage;

                         (iii) as of the Closing Date, Seller has not received
                  any written notice of default or termination under any Ground Lease; and

                         (iv) Seller has received no written notice of
                  non-compliance with any restriction encumbering any leased property, and Seller has not received written notice of any zoning violation adversely affecting the value or use of the related Mortgage Property.

                  (t) Structural Defects. Each Mortgaged Property is free of any material structural defects for which insurance proceeds or escrowed reserves held under the control of Seller are not available to repair such defects. For purposes hereof, a material structural defect means a failure of a building or improvement element or system to function or operate for its or their intended purpose (e.g., roof failure, failure of the HVAC system to operate correctly, etc.) or any unrepaired damage by fire or other casualty which, individually or in the aggregate with respect to the Mortgaged Property, would interfere materially with the use and enjoyment of the Mortgaged Property. A material structural defect does not include normal wear and tear of any building or improvement system or element.

                  (u) Bankruptcy or Debt of Borrowers; Financial Condition. Except as set forth in Schedule 4.2(u), to Seller's knowledge, as of the date hereof no Borrower has filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any Borrower. Except as set forth in Schedule 4.2(u), to Seller's knowledge, no general assignment of any Borrower's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for any Borrower or any of its respective property. Except as set forth in Schedule 4.2(u), to Seller's knowledge, as of the date hereof no Borrower is insolvent and the consummation of the transactions contemplated by this Agreement shall not render any Borrower insolvent.

                  Section 4.3 Breach of a Representation or Warranty. Seller and Purchaser understand that, if any of Seller's representations or warranties is breached, Purchaser is limited to the exercise of its rights and the remedies against Seller expressly set forth in Article IX. In no event shall a breach of a representation or warranty in Article IV be used as evidence of or be deemed to constitute bad faith, misconduct or fraud even in the event that it is shown that Seller or any of its directors, employees, officers, representatives or agents knew or should have known of the existence of information that was inconsistent with any of the representations or warranties provided in this
Article IV.

                                    ARTICLE V

                        COVENANTS OF SELLER AND PURCHASER

                  Section 5.1. Payment of Deposit. Contemporaneously with the execution of this Agreement, Purchaser shall deposit with Seller, in immediately available funds, the Deposit.

                  Section 5.2. Investment and Disposition of Deposit. On the Business Day following the receipt by Seller of the Deposit from Purchaser pursuant to Section 5.1, such Deposit shall be invested, by or on behalf of Seller, in an account maintained by Seller, in Permitted Investments designated in writing by Purchaser. The Deposit and any investment thereof shall be held in the name of Seller, or at its option, the name of Purchaser, until (a) the Closing occurs under this Agreement, in which event the Deposit and accrued interest thereon shall be credited by Seller to Purchaser against the Purchase Price payable by Purchaser in accordance with Section 2.3, or (b) this Agreement has been terminated, in which event the Deposit (and interest thereon) will be paid to Purchaser (or, at Seller's election, any investments of the Deposit may be delivered to the Purchaser) or to Seller in accordance with Section 8.2(a), 8.2(b) or 8.2(c), as the case may be.

                  Section 5.3. Permits, Authorizations, Etc. Seller and Purchaser shall obtain any and all material permits, authorizations, consents, waivers, clearances or approvals (including but not limited to such consents and waivers as are required to be obtained by Seller to permit Seller to sell the Assets listed on Schedule 4.2(e) (the "Required Consents")), required for the lawful consummation by it of the transactions contemplated by this Agreement.

                  Section 5.4. Inspection of Files. Upon reasonable advance written notice to Seller, Purchaser shall be afforded access to the Asset Files during normal business hours from and after the date hereof until the Closing Date to facilitate the performance of this Agreement or for inspection of the Asset Files.

                  Section 5.5. Termination of Servicing by Seller. On the Closing Date, Seller shall cooperate with Purchaser in the delivery at the Seller's offices of copies of relevant servicing files, if any, to Purchaser or Purchaser's designee, at Purchaser's expense. Seller and Purchaser shall cooperate with each other to facilitate an orderly transfer of servicing. Seller shall have no obligation to service the Assets after the Closing Date, unless otherwise agreed to in writing by Seller and Purchaser.

                  Section 5.6.  Certain Payments.

                  (a) Credits to Purchaser. Purchaser shall receive a credit against the Purchase Price due to Seller at Closing as provided in
         Section 2.3 (or at Seller's election, if the calculation cannot be made on or before the Closing Date, or is impractical to make on such date because of the absence of the required information, such amount shall be credited for the account of Purchaser at the earliest possible date thereafter when such calculation can be made) with respect to the following amounts:

                         (i) the amount of net hazard insurance proceeds or
                  condemnation proceeds not applied to restore the related Mortgaged Property and actually received by Seller on or after the Closing Date, and

                         (ii) one-half of the aggregate amount by which any
                  unscheduled repayment in respect of the principal of any Loan exceeds the amount calculated by multiplying (A) the Purchase Price Percentage set forth on the Asset Schedule for such Loan and (B) the unpaid principal balance of the Loan as of the date of such repayment, actually received by Seller on or after March 1, 1996, and by then subtracting (X) related reasonable costs and expenses, including, without limitation, any servicing fees and compensation and reimbursement of advances payable to third party servicers consistent with past practices of Seller and (Y) the cost to Seller of the Environmental Reports.

         With respect to any and all payments received by Seller on or after the Closing Date for which Purchaser is entitled to a credit under this Section 5.6(a) on account of any Loan sold by Seller pursuant hereto and any payments in respect of principal and interest, in each case, which payments relate to periods after the Closing Date or relate to periods prior to the Closing Date for which Purchaser paid Seller pursuant to Section 2.3(b)(ii), Seller promptly shall remit such payments to Purchaser in immediately available funds. In addition, after the Closing Date and promptly after receipt, Seller shall deliver, forward and remit to Purchaser, at Purchaser's expense, copies of originals of any and all bills, invoices, insurance policies, letters, documents and other correspondence or communications relating to any Loan that are received by Seller.

                  (b) Amounts in Respect of Bankruptcies. With respect to amounts held with respect to a Loan by a bankruptcy court, bankruptcy trustee, bankruptcy debtor-in-possession, receiver in foreclosure or similar Third Party, Seller's interest in same shall be assigned to Purchaser and, if any portion thereof is received by Seller, it shall be paid or credited to Purchaser promptly after receipt.

                  (c) Further Adjustments. If, after Closing, any adjustments at the Closing were made inaccurately or incompletely, Seller and Purchaser agree to recalculate such adjustments at the earliest possible date, provided notice is delivered by the discovering party to the other party prior to the first anniversary of the Closing Date.

                  Section 5.7. Litigation Cooperation. From and after the Closing Date, Seller shall cooperate in general with Purchaser in connection with any litigation between Purchaser and one or more Borrowers involving the Loans (but not with respect to any litigation involving this Agreement), but Seller shall not be required to institute any lawsuit or to expend any sums of money or any significant amount of resources in connection with such cooperation.

                  Section 5.8. Covenants of Seller. Seller covenants and agrees with Purchaser (and, where applicable, Purchaser covenants and agrees with Seller) as follows:

                  (a) Notice to Borrowers. From and after the Closing, Seller shall cooperate with Purchaser in notifying each Borrower, or its successors or assigns, under each of the Loans of the assignment thereof from Seller to Purchaser. Such notification shall be by letter prepared and delivered to such Borrower or its successors and assigns, by Purchaser, which letter shall be in form and substance satisfactory to Seller.

                  (b) Servicing of the Loans. Except with respect to (i) those matters set forth in the following sentence or (ii) as further described on Schedule 5.8(b) hereto or (iii) pursuant to the Loan Modification Program, Seller shall service and administer the Loans until the Closing Date in conformity with its past practices. Further, except as required by law, the terms of the Loan Documents or pursuant to previously negotiated settlements or similar contracts entered into or pending as of the Closing Date as further described on Schedule 5.8(b) hereto, without Purchaser's consent (which consent shall not be unreasonably withheld or delayed), Seller may not between the date hereof and the Closing Date: (i) release any collateral or any party from any liability on or with respect to any of the Loans, (ii) amend any of the Loan Documents or compromise or settle any claims of any kind or character with respect to any of the Loans, (iii) initiate, complete or otherwise take any action with respect to a foreclosure on any of the Collateral Property or (iv) actively solicit unscheduled repayments of Loans (provided that Purchaser acknowledges that the operation of the Loan Modification Program may induce prepayment of Loans) unless, in its judgment, Seller determines that an action under clauses (i), (ii), or (iii) of this sentence should be taken to enhance or protect the value of a Loan. In the event that Seller determines to take any action pursuant to clause (i), (ii) or (iii) of the foregoing sentence, Seller shall give prior notice thereof to Purchaser. If Seller receives from Purchaser a written objection to the actions proposed to be taken by Seller with respect to such Loan within (10) days after the giving of such notice to Purchaser and Seller determines, in its discretion, not to follow Purchaser's reasonable course of action which is contained in such notice of objection, Purchaser shall be deemed to have objected to Seller's taking such action, and shall have the right to exclude the related Loan from the Assets purchased by it pursuant to this Agreement. If Seller receives no such written objection or instructions from Purchaser within such ten-day period, Purchaser shall have no right to exclude the related Loan from the Assets purchased by it, and shall remain obligated to purchase such Loan pursuant to this Agreement. Promptly upon the receipt of a written request of Purchaser, Seller shall disclose to Purchaser the status of any Loan foreclosure in progress and any actions taken in connection therewith as of the Closing Date. Notwithstanding the foregoing, Seller shall not sell any Loan or any Mortgaged Property acquired in foreclosure after the date hereof and before the Closing Date.

                  (c) Notice to Purchaser Seller shall immediately notify Purchaser upon (i) the public announcement of the date of any meeting of the stockholders of Boston Bancorp scheduled to occur after the date hereof and prior to the Closing Date and (ii) the compilation of the results of any vote taken by such stockholders with respect to the Merger.

                  Section 5.9. Confidentiality. The Confidentiality Agreement shall remain in full force and effect from the date hereof through the Closing Date and if this Agreement is terminated in accordance with the terms thereof.

                  Section 5.10. Preliminary Schedule; Closing Schedule. On the third Business Day occurring after the Preliminary Date, Seller shall furnish Purchaser with the Preliminary Schedule and on the Closing Date Seller shall furnish Purchaser with the Closing Schedule.

                  Section 5.11. Environmental Reports. Seller shall use reasonable efforts to furnish to Purchaser the Environmental Reports on or before March 15, 1996.

                  Section 5.12. Changes to Asset Files. From time to time prior to the Closing Date, Seller may update the Asset Files and shall provide Purchase of notice as to any such changes. Any such changes shall not be deemed to constitute or evidence a breach of a representation or warranty hereunder.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.1. Conditions to Obligation of Purchaser. The obligation of Purchaser to effect the Closing shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement or consented to in writing by Purchaser (it being understood that representations and warranties that speak as of a specified date shall continue to speak only as of the date so specified); provided that this Section 6.1(a), as it relates to the representations and warranties set forth in Section 4.2, shall not be invoked by Purchaser to prevent Closing and Purchaser's obligation to effect the Closing will remain in full force and effect unless and until the cost to Purchaser to remedy, or, if remedy is impracticable, the adverse effect on the Assets caused by, all breaches of representations and warranties contained in Section 4.2 exceeds five percent (5%) of the Purchase Price; provided that in determining such cost Purchaser shall not include any cost in excess of the Loan Purchase Price for the Asset as to which such breach relates.

                  (b) Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by it under this Agreement prior to the Closing Date; provided that, in the event Seller has not obtained a Required Consent on or prior to the Closing Date, Seller shall remove the Asset relating to such Required Consent pursuant to Section 7.9 and such removal shall constitute satisfaction of Seller's obligation with respect to such unobtained Required Consent.

                  (c) Seller shall not have removed Assets from the Closing Schedule pursuant to Section 7.9 (iii) and (v) the aggregate Loan Purchase Price of which exceeds five percent (5%) of the Purchase Price.

                  Section 6.2. Conditions to Obligation of Seller. The obligation of Seller to effect the Closing shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except as otherwise contemplated by this Agreement or consented to in writing by Seller (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified); and

                  (b) Performance of Obligations. Purchaser shall have in all material respects performed all obligations required to be performed by it under this Agreement prior to the Closing Date;

         provided that this Section 6.2 shall not be invoked by Seller to prevent the Closing and Seller's obligation to effect the Closing will remain in full force and effect unless and until (i) Purchaser does not pay at the Closing all amounts payable by it hereunder; (ii) Purchaser materially breaches its representations in Section 3.3 or 3.4, which such breach could give rise to a material adverse effect on Seller's ability to retain the Purchase Price, as determined in Seller's reasonable discretion, or (iii) the cost to Seller of all breaches of representations by Purchaser and nonperformance of obligations hereunder by Purchaser exceeds five percent (5%) of the Purchase Price.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1. Cooperation. Seller and Purchaser agree that Purchaser may conduct additional due diligence on the Loans prior to the Closing Date. Prior to the Closing Date, however, Purchaser shall (i) designate no more than two (2) persons who shall be authorized to contact Seller or its designee(s) with respect to performing due diligence and Closing-related activities (although additional persons may be authorized to actually perform due diligence related activities under the supervision of such contact persons) and communicating with respect to Closing-related matters and (ii) not contact the Borrowers except upon the prior written consent of Seller. Prior to the Closing Date, Seller will provide Purchaser full access to the Asset Files during reasonable hours and upon reasonable advance notice.

         In addition, Seller shall cooperate with Purchaser prior to the Closing Date by providing Purchaser with access to such material and non-privileged documents or other materials as may be in its possession or are obtainable only by it on a reasonable basis, provided that Seller shall not be obligated to incur any cost or expense (unless Purchaser agrees promptly to reimburse or indemnify Seller in a manner reasonably acceptable to it, for such cost or expense) or any liability as a result of such cooperation (provided that the foregoing limitation shall not change Seller's representations and warranties under Section 4.2 with respect to Loans to be sold by it pursuant hereto).

                  Section 7.2. Conformity to Law. Purchaser agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loans purchased hereunder and the servicing thereof, including, but not limited to, the length of time such documents and records are to be retained.

                  Section 7.3. Inspection by Seller. After the transfer of documents or files to Purchaser pursuant to the terms of this Agreement, Purchaser agrees that Seller, at Seller's expense, shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, upon Seller's reasonable notice to Purchaser. Purchaser further agrees to allow Seller, at Seller's expense, the temporary possession, custody and use of original documents for any lawful purpose and upon reasonable terms and conditions and upon reasonable notice to Purchaser. Before destruction or disposition of any documents or files transferred hereunder prior to April 30, 1997, Purchaser shall give reasonable notice to Seller and allow Seller, at its own expense, to recover the same from Purchaser, except that this obligation will terminate upon sale of the Loan by Purchaser; provided that, prior to such sale, Purchaser shall give reasonable notice to Seller and allow Seller, at its own expense, to copy such documents.

                  Section 7.4. Foreclosure of Real Property by Seller Prior to Closing. In the event that prior to the Closing Date hereunder Seller forecloses upon or otherwise takes title to a Mortgaged Property in a manner that materially deviates from the consent, given or deemed to be given to Seller by Purchaser with respect thereto pursuant to Section 5.8(b), Purchaser shall have the right to elect in writing no later than two Business Days prior to the Closing Date either (a) to purchase such Mortgaged Property upon mutually agreeable terms and pursuant to mutually satisfactory documentation or (b) not to purchase the Mortgaged Property or the Loan secured by the Mortgaged Property at issue, and accordingly, such Asset, together with the Collateral Property related to any such Asset, shall be removed from the Closing Schedule by Seller. In such event, Seller shall provide to Purchaser a revised Closing Schedule reflecting any such removal. Only the Assets described on such revised Closing Schedule shall be conveyed to Purchaser at Closing and the Purchase Price shall be reduced by an amount equal to the Purchase Price Percentage of the unpaid principal balance of the related Loan.

                  Section 7.5. Condemnation. Seller agrees to give Purchaser written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any material part of any Mortgaged Property relating to a Loan promptly after such Seller's receipt thereof. If, after the Preliminary Date but prior to the Closing Date, all or any part of such Mortgaged Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, Seller will credit to Purchaser on the Closing Date an amount calculated in accordance with Section 5.6(a)(i). If by the Closing Date, Seller has not received the condemnation proceeds, then the parties shall still consummate the conveyance on the Closing Date of the Loan relating to such Mortgaged Property and Seller will on such Closing Date assign to Purchaser all rights of Seller to the condemnation award and to all other rights or claims arising out of or in connection with any such eminent domain or condemnation action or proceeding.

                  Section 7.6. Certain Use Restrictions. Purchaser acknowledges that certain information contained in the Asset File, including without limitation information concerning appraisals and environmental reports, may contain restrictions on their use. Purchaser agrees that (i) it will not use any such information in violation of the terms of the related governing documents,
(ii) no representation or warranty has been made concerning such information by any preparer of such information or by any other person, and (iii) except as otherwise provided herein in the case of Seller, it will take no action, legal or otherwise, against or involving Seller, Goldman, Sachs & Co. or Hanford/Healy Companies, arising out of or in connection with such information.

                  Section 7.7. Environmental Reports. The Environmental Reports shall be prepared in accordance with Schedule 7.7.

                  Section 7.8.  Reserved.

                  Section 7.9. Seller's Right to Remove an Asset. On or prior to the Closing Date, Seller may remove an Asset from the Closing Schedule so that the Asset will not be further subject to this Agreement in the event, but only in the event, (i) the Loan related to such Asset has been repaid, (ii) Seller is acting pursuant to Section 7.4, (iii) the sale of the Asset pursuant hereto violates any law, rule or regulation applicable to Seller or an Asset, (iv) of mutual agreement by Purchaser and Seller as to such removal or (v) Seller has failed to obtain on or prior to the Closing Date a Required Consent relating to such Asset. Seller's removal of an Asset in accordance with the provisions of this Section 7.9 shall not (i) subject to Section 6.1(c), excuse Purchaser's obligation to close on the Assets remaining on the Closing Schedule (unless no Assets are then subject to this Agreement) nor (ii) entitle Purchaser to any compensation for the change in the Closing Schedule whatsoever other than the reduction in the Purchase Price attributable to such removed Asset.

                  Section 7.10. Post Closing Conduct. Purchaser acknowledges that its actions following Closing with respect to the Loans will affect the business, goodwill and prospects of Seller and its successors and, therefore, agrees that, for a period of 120 days following the Closing, it shall service the Loans and do business with the Borrowers in a manner consistent with the servicing standards and business judgment customarily employed by commercial lenders, subject to the right of Purchaser to exercise its rights under the Loan Documents with respect to individual Loans. Purchaser agrees to establish or cause to be established by a Person with respect to which Purchaser possesses a majority of the voting control (or another Person controlled by Purchaser satisfactory to Seller), promptly after the Closing a loan production and servicing office located in the metropolitan Boston area, to notify the Borrowers as to the address and telephone number of such office, and to conduct its business with Borrowers through personnel employed by Purchaser and based at such office in the metropolitan Boston area; provided that Purchaser shall promptly provide such documents or information as to any such Person's ownership and management structure that shall be reasonably requested by Seller.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1. Termination. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of Seller and Purchaser;

                  (b) by either Seller or Purchaser, if there has been a breach on the part of the other party of any representation, warranty or agreement contained herein which cannot be or which has not been cured within 30 days after written notice by the Purchaser to Seller (or by Seller to Purchaser) of such breach; provided that Purchaser may not terminate this Agreement pursuant to this clause on the basis of any breach by Seller of its representations and warranties contained in
         Section 4.2 unless the cost to Purchaser to remedy, or, if remedy is impracticable, the adverse effects on the Assets affected by such breach caused by, all such breaches exceeds five percent (5%) of the Purchase Price (provided that in determining such cost Purchaser shall not include any cost in excess of the Loan Purchase Price for the Asset to which such breach relates) and provided further that Seller may not terminate this Agreement pursuant to this Section 8.1(b) on the basis of any breach by Purchaser unless such breach constitutes a failure of the conditions precedent to Closing that entitles Seller to prevent the Closing pursuant to the proviso contained in Section 6.2;

                  (c) by Seller, on the earlier of (i) May 1, 1996, but only if the stockholders of Boston Bancorp have not approved the Merger on or before April 30, 1996; or (ii) the date that is five Business Days after the date on which the stockholders of Boston Bancorp voted to disapprove the Merger; or by Purchaser, if Seller has removed Assets from the Closing Schedule pursuant to Section 7.9(iii) and (v) the aggregate Loan Purchase Price of which exceeds five percent (5%) of the Purchase Price.

                  (d) by either party if the Closing has not occurred by June 13, 1996 unless such party seeking to terminate has breached its obligation under this Agreement.

                  Section 8.2.  Effect of Termination.

                  (a) Termination under Sections 8.1(a), 8.1(c) or 8.1(d). In the event of termination of this Agreement pursuant to Section 8.1(a),
         (c) or (d), this Agreement shall forthwith become void and of no effect other than as otherwise provided herein and there shall be no liability on the part of any party hereto or their respective officers, directors, agents or representatives; provided that the provisions of
         Section 2.5 and Section 5.9 shall survive such termination, and the Deposit and accrued interest thereon shall be returned to Purchaser as provided in Section 5.2.

                  (b) Termination under Section 8.1(b) by Seller. In the event of a termination of this Agreement by Seller pursuant to Section 8.1(b), this Agreement shall forthwith become void and of no effect other than as otherwise provided herein and there shall be no liability on the part of any party hereto; provided that the Deposit and accrued interest thereon shall be retained by Seller (after notice and lapse of time as described below) as full, complete liquidated damages, the parties hereto having concluded that a precise measure of damages for such a termination will be difficult to calculate and determine. Seller shall notify Purchaser that Seller has terminated the Agreement pursuant to Section 8.1(b) and specify the grounds for such termination, and Purchaser shall have five (5) Business Days after receipt of such notice to notify Seller that Purchaser disputes such termination, such notice to state the grounds for such dispute by Purchaser. If Purchaser does not so notify Seller that a dispute exists and the grounds therefor within such five (5) Business Day period, Purchaser agrees that Seller shall have the right to retain the Deposit and accrued interest thereon. If Purchaser sends such a notice of a dispute to Seller within the five (5) Business Day period, Seller shall continue to hold such funds as the Deposit in accordance with this Agreement until such time as the dispute has been resolved. The Deposit and accrued interest thereon shall then be disbursed in accordance with the resolution of the dispute. The successful party shall be reimbursed for all expenses, including reasonable attorneys' fees, incurred in connection with any successful action brought under this Section 8.2(b).

                  (c) Termination under Section 8.1(b) by Purchaser. In the event of a termination of this Agreement pursuant to Section 8.1(b) by Purchaser, this Agreement shall forthwith become void and of no effect other than as otherwise provided herein and there shall be no liability on the part of any party hereto; provided that the Deposit with accrued interest thereon shall be returned to Purchaser (after notice and lapse of time as described below). If Purchaser has terminated this Agreement pursuant to the provisions of Section 8.1(b) (including the first and second provisos therein) because of a breach of a representation and warranty contained in Section 4.2 by Seller, Purchaser's sole remedy therefor shall be the return of the Deposit and accrued interest thereon. If Purchaser has terminated this Agreement because of a breach of a representation and warranty contained in Section 4.1 or of any obligation of Seller hereunder, Purchaser may pursue all its remedies provided in Section 9.2. Purchaser shall notify Seller that Purchaser has terminated this Agreement pursuant to Section 8.1(b) and specify the grounds for such termination, and Seller shall have five (5) days after receipt of such notice to notify Purchaser that it disputes such termination, such notice to state the grounds for such dispute. If Seller does not so notify Purchaser that a dispute exists and the grounds therefor within such five (5) day period, Seller shall pay the Deposit and accrued interest thereon to Purchaser. If Seller sends such a notice of dispute to Purchaser within the five (5) day period, Seller shall continue to hold the Deposit in accordance with this Agreement until such time as the dispute has been resolved. The Deposit and accrued interest thereon shall then be disbursed in accordance with the resolution of the dispute. The successful party shall be reimbursed for all expenses, including reasonable attorneys' fees, incurred in connection with any successful action brought under this Section 8.2(c). Purchaser shall have no right to Consequential Damages. In no event shall Purchaser have the right to offset amounts due it under this Section 8.2(c) or under any other contract or agreement with Seller or any Affiliate of Seller.

                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                      INDEMNIFICATION AND SPECIAL REMEDIES

                  Section 9.1. Survival. Each and every representation, warranty and covenant made by Purchaser or Seller in this Agreement, shall survive the Closing in accordance with Section 11.9; provided that no party to this Agreement shall have any remedy for the breach of any representation, warrant or covenant contained in this Agreement except as provided in Section 7.9, Article VIII or this Article IX. For the purpose of this Article IX, Seller and Purchaser shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made thereat (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified).

                  Section 9.2. Seller's Indemnification Covenants. Seller shall indemnify, save and keep Purchaser and its successors and permitted assigns harmless against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' and expert witness fees, sustained or incurred by Purchaser as a result of arising out of or by virtue of:

                  (a) The inaccuracy of any representation or warranty made by Seller to Purchaser in Section 4.1 of this Agreement; or

                  (b) The breach by Seller of any of the covenants or agreements of this Agreement to be performed by it;

provided, that (i) any loss resulting from any activities of Purchaser or its agents (other than activities in accordance with this Agreement) shall not be indemnified by Seller, and (ii) any and all indemnifiable claims shall be limited to the amount of actual damages, including reasonable hedge costs and third party due diligence costs (but excluding any and all other special, consequential, punitive or incidental damages and any damages in respect of cost of capital or loss of business reputation, collectively, "Consequential Damages"), sustained by the indemnified party, net of the dollar amount of any insurance proceeds recovered by the indemnified party with respect to such losses.

                  Section 9.3. Special Remedies for Seller's Breach of Certain Representations and Warranties Regarding the Assets. Seller's breach of any of its representations and warranties contained in Section 4.2 shall entitle Purchaser upon the occurrence of the Closing to those special remedies (and only those special remedies) described in Section 9.5, subject to the procedural and other limitations on such remedies specified therein.

                  Section 9.4. Purchaser's Indemnification Covenants. Purchaser shall indemnify, save and keep Seller, and its successors and assigns, harmless against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' and expert witness fees, sustained or incurred by Seller as a result of or arising out of or by virtue of:

                  (a) The inaccuracy of any representation or warranty made by Purchaser to Seller herein;

                  (b) The breach by Purchaser of any of the covenants or agreements of this Agreement to be performed by it; or

                  (c) Any and all liabilities arising out of the tortious or unlawful acts or omissions of Purchaser in regard to any Asset from and after the Closing Date.

                  provided, that (i) any loss resulting from any activities of Seller or its agents (other than activities in accordance with this Agreement) shall not be indemnified by Purchaser, and (ii) any and all indemnifiable claims shall be limited to the amount of actual damages (including third party due diligence costs but excluding Consequential Damages) sustained by the indemnified party, net of the dollar amount of any insurance proceeds recovered by the indemnified party with respect to such losses.

                  Section 9.5. Purchaser's Rights to Special Remedies; Procedures, Time Limitations and Certain Other Matters.

                  (a) Breaches Entitling Purchaser to Remedy. In the event of the breach of any representation or warranty relating to an Asset under
         Section 4.2 of this Agreement, Purchaser shall have the right, subject to the provisions of this Section 9.5, to require Seller to provide, and Seller, subject to such provisions, shall provide, a remedy, as more fully described in Section 9.5(d) hereof; provided that for purposes of Purchaser's remedy for a breach of the representation contained in Section 4.2(r), in determining the existence of a breach such representation shall be read as if no reference to Seller's knowledge or to the Environmental Reports were contained therein; and provided, further, that a remedy relating to an Asset shall be available under this Section 9.5 only if (i) the Closing has occurred; and (ii) the aggregate cost incurred or reasonably likely to be incurred by Purchaser to remedy, or, if remedy is impracticable, the adverse effect on the Asset affected by such breach caused by, all such breaches with respect to such Asset exceeds the greater of (x) ten percent (10%) of the Loan Purchase Price up to a maximum of $75,000 and
         (y) $20,000 and (iii) the aggregate amount paid by Seller under this
         Section 9.5 (including the amount sought as a remedy) is less than the Purchase Price minus all amounts paid pursuant to Section 9.2; and provided, further, that such remedy shall be the exclusive remedy after Closing for a breach of any representation or warranty contained in
         Section 4.2 by Seller; and provided, further, that, if the Seller has failed to provide Purchaser with an Environmental Report with respect to an Asset within 180 days after the Closing Date (a "Delivery Breach"), Purchaser shall be entitled to require Seller to provide the remedy provided in Section 9.5 (d) (ii) with respect to such Asset without regard to clause (ii) of the immediately preceding proviso but subject to clause (iii) of such proviso.

                  (b) Form of Notice Required to Seek Remedy. In order to claim any remedy under this Section 9.5, Purchaser must deliver to Seller a Notice of Claim setting forth:

                         (i) the identity of the Asset with respect to which
                  breach of a representation or warranty is alleged to have occurred;

                         (ii) a reasonably detailed description of the claimed
                  breach, including reasonably detailed information about the cost to remedy such breach; and

                         (iii) the section and subsection of this Agreement
                  under which such breach is claimed.

                  (c) Time Limitations on Purchaser's Ability to Seek Remedy. The Notice of Claim must be delivered no later than the first anniversary of the Closing Date; provided that any Notice of Claim that relates to a claim of a breach of the representation and warranty contained in Section 4.2(r) with respect to an Unreviewed Mortgaged Property must be delivered no later than 90 days after the Closing Date.

         Failure by Purchaser to provide a Notice of Claim to Seller containing the required information with respect to any claimed breach as provided herein within the time limitations provided shall for all purposes terminate and waive any rights of Purchaser to any remedy for such breach under this Agreement.

                  (d) Remedies. If Purchaser is entitled to a remedy, Seller shall, except with respect to a Delivery Breach (which shall require Seller to provide the remedy in clause (ii) hereof), at its option:

                         (i) Take action sufficient to eliminate or cure the
                  breach referred to in the Notice of Claim; or

                         (ii) Repurchase for the Repurchase Price the Asset to
                  which the Notice of Claim relates pursuant to the provisions of Section 9.5(g).

                  (e) Procedure for Seller's Election of Remedy. Within 60 days of Seller's receipt of a Notice of Claim, Seller shall notify
         Purchaser:

                         (i) That the existence of any breach entitling
                  Purchaser to a remedy is disputed, in which event Seller shall state the basis for such dispute, including, if appropriate and available, evidence that no such breach exists; or

                         (ii) That Purchaser is entitled to a remedy, in which
                  event Seller shall specify the remedy that it intends to provide.

                  (f) Time Periods in Which Seller Must Provide Remedy. Seller shall provide its selected remedy within the following time periods:

                         (i) The cure of any breach pursuant to Section
                  9.5(d)(i) shall be provided within 90 days of Seller's receipt of the Notice of Claim, it being understood and agreed that, should Seller fail to achieve such a cure within this 90-day period, Seller shall repurchase the Asset involved pursuant to the provisions of Section 9.5(g) no later than 45 days following expiration of such 90-day period; and

                         (ii) Seller shall repurchase any Asset that it elects
                  to repurchase pursuant to Section 9.5(g)(ii) within 90 days of Seller's receipt of the Notice of Claim.

                  (g) Repurchase Procedures.

                         (i) Repurchase. If Seller elects or is obligated to
                  repurchase any Asset, on the Repurchase Date Seller shall pay to Purchaser by check the Repurchase Price and Purchaser shall convey to Seller all of Purchaser's right, title and interest in and to such Asset and any related Collateral Property.

                         (ii) Determination of the Repurchase Price. The
                  Repurchase Price shall equal:

                               (A) the Loan Purchase Price for such Asset plus
                         any Additional Advances made with respect thereto; plus

                               (B) (i) the amount of interest paid by Purchaser
                         to Seller pursuant to Section 2.3(b)(ii) and (ii) unless such Loan was a Past Due Loan as of January 31, 1996, interest on the amount set forth in clause (A) above at the interest rate on the Note relating to such Asset in effect on the Closing Date from the Closing Date to the Repurchase Date; plus

                               (C) all out-of-pocket amounts paid by Purchaser
                         in respect of such Asset in conformity with customary servicing practices from the Closing Date to the Repurchase Date together with interest thereon from time to time at the interest rate on the Note relating to such Asset in effect on the Closing Date from the date any such amount was paid; minus

                               (D) all amounts received by Purchaser in respect
                         of such Asset from the Closing Date to the Repurchase Date (other than insurance or condemnation proceeds required by law or the Loan Documents to be paid and paid by the Purchaser to the Borrower or applied to repairs or restoration), together with interest thereon from time to time at the interest rate on the Note relating to such Asset in effect on the Closing Date from the date on which the amount was received (other than interest on any Loan that was a Past Due Loan as of January 31, 1996, which interest shall be retained by Purchaser); minus

                               (E) the Offset Amount as determined pursuant to
                         the provisions of Section 9.5(g)(v).

                         (iii) Transfer Documentation; Further Assurances;
                  Transfer and Recordation Taxes and Fees. Transfer of the Asset, including any related Collateral Property, shall be effected by the execution and delivery by Purchaser of documents substantially similar to those by which such Asset and any such related Collateral Property were transferred to Purchaser. Purchaser shall execute and deliver any and all such additional assignments, instruments of transfer and other documents as Seller may reasonably require in order to complete the transactions contemplated hereunder. Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase, and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase.

                         (iv) Conditions to Seller's Obligation to Repurchase.
                  Seller's obligation to repurchase any Asset (but not any other remedy) shall, except as noted below, be conditioned on such Asset being in the same condition as when such Asset was conveyed by Seller to Purchaser, meaning that:

                               (A) The physical condition of the Collateral
                         Property shall be the same (normal wear and tear excepted) as it was on the Closing Date, other than (i) for deterioration in such physical condition for which Purchaser provides an Offset Amount and (ii) in respect of a fully insured casualty loss or condemnation, in which event the insurance and/or condemnation proceeds shall be assigned to Seller;

                               (B) The substantive rights under the Loan shall
                         not have been impaired from those conveyed to Purchaser;

                               (C) The condition of title to the Asset and all
                         related Collateral Property shall be substantially the same as conveyed to Purchaser.

                               (D) Reserved.

                               (E) There shall be no claim of any party against
                         Seller that is the result of any action or inaction of Purchaser or any agent, successor or assign of Purchaser other than any claim as to which such Seller shall have received an indemnification in form and substance acceptable to Seller from a party whose financial condition is satisfactory to Seller for the purposes of such indemnification.

                         (v) Offset Amount. The "Offset Amount" shall be that
                  amount necessary accurately and reasonably to compensate Seller for the loss in value resulting from any defect or condition of or relating to any Asset to be repurchased hereunder (other than a defect or condition which results solely from an action, inaction or fault of Seller) which did not exist when such Asset was transferred to Purchaser, provided such defect or condition is attributable to the action, inaction or fault of Purchaser or its successors or permitted assigns. In particular, without limiting the generality of the foregoing, the Offset Amount shall include, but not be limited to, any decrease in the value of the Asset to be repurchased attributable to:

                               (A) Any failure to service or manage the Asset in
                         accordance with applicable law and prudent loan servicing standards for similar commercial loans, including any such failure that results in the inability or failure of Purchaser to reconvey any Collateral Property in the same condition (normal wear and tear excepted) as such property was in on the date of its transfer to Purchaser, determined as provided in
                         Section 9.5(g)(iv); or

                               (B) The inability or failure of Purchaser to
                         transfer the Asset to Seller without any encumbrances other than those encumbrances in existence on the Closing Date.

                  Notwithstanding the foregoing, in the event Purchaser disagrees with Seller's determination of the Offset Amount, Purchaser shall so notify Seller, and Purchaser and Seller shall promptly and in good faith attempt to resolve by mutual agreement Purchaser's disagreement with the Offset Amount. In the event Purchaser and Seller are unable to resolve Purchaser's dispute, the matter shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Within ten (10) days of the arbitrator's decision if such decision results in a reduction of the Offset Amount, the amount by which the Offset Amount is reduced shall be remitted to Purchaser.

                         (vi) Repurchase of Assets Within a Cross-Collateralized
                  Loan Group. If Seller repurchases any Asset included in a Cross-Collateralized Loan Group, Seller shall repurchase, and Purchaser shall transfer to Seller, all other Assets included in such Cross-Collateralized Loan Group and all other Loans, if any, that are cross-collateralized by any Loan within the Cross-Collateralized Loan Group.

                  Section 9.6. Cooperation. Subject to the provisions of Section 9.8, a party against whom a claim for indemnification has been asserted (an "Indemnifying Party") shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding brought by a third party (a "Third Party Claim") which resulted in said claim for indemnification, and if said right is exercised, the parties shall cooperate in the defense of said action or proceeding.

                  Section 9.7. Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it hereunder by the party being indemnified hereunder ("Indemnified Party") and shall not be subrogated to any right of action until it has paid in full or successfully defended against the claim for which indemnification is sought and shall be subrogated to any such right of action once it has been paid in full or successfully defended against the claim for which indemnification is sought.

                  Section 9.8. Third Party Claims. Immediately following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim shall notify the other party of its existence. Subject to the remaining provisions of this Section 9.8, if an Indemnified Party is entitled to indemnification against a Third Party claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to defend against and settle any litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. As long as the Indemnified Party retains its right to defend and (except as hereinafter provided) settle a Third Party Claim as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, immediately following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. The Indemnified Party may also at any time, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. Notwithstanding the foregoing, if:

                  (a) the defense of a Third Party Claim is so tendered and such tender is accepted without qualification by the Indemnifying Party; or

                  (b) after the date on which written notice of a Third Party Claim has been given pursuant to this Section 9.8, the Indemnifying Party shall acknowledge without qualification its indemnification obligations as provided in this Section 9.8 in writing to the Indemnified Party;

then the Indemnified Party shall not have the right to defend or settle such Third Party Claim and the Indemnifying Party shall have the sole right to consent, defend, litigate and settle the Third Party Claim, and all expenses (including without limitation attorney's fees) incurred by the Indemnifying Party in connection therewith shall be paid by the Indemnifying Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party, provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to defend and settle as herein provided. Notwithstanding the foregoing, the Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article IX shall relieve it of such obligations to the extent they exist.

                  Section 9.9. Remedy. Any party to this Agreement entitled to indemnification under this Article IX may pursue its right to indemnification against any indemnitor without the necessity of seeking remedies first against any other indemnitor or any other person.

                                    ARTICLE X

                                     NOTICES

                  Section 10.1. Notices. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, (c) when transmitted, if sent by facsimile during business hours on a Business Day if a confirmation of transmission is produced by the sending machine or (d) when delivered, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

                  (a)  If to Seller, at

                         South Boston Savings Bank
                         460 West Broadway
                         Boston, Massachusetts  02127

                         Attention:  Gregory F. Shaw, Senior Vice President
                         Fax:  (617) 269-5354

                         with a copy (which shall not constitute notice) to:

                         Ropes & Gray
                         One International Place
                         Boston, MA  02110

                         Attention:  Mark V. Nuccio, Esq.
                         Fax:  (617) 951-7050

                  (b)  If to Purchaser, at

                         BlackRock Capital Finance L.P.
                         345 Park Avenue, 30th Floor
                         New York, NY  10154

                         Attention:  Randal A. Nardone
                         Fax:  (212) 407-5678

                  with a copy (which shall not constitute notice) to:

                         Thacher Proffitt & Wood
                         Two World Trade Center
                         New York, NY  10048

                         Attention:  George Petrow, Esq.
                         Fax:  (212) 912-7751

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.1. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is finally determined by a court of competent jurisdiction to be unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not effect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and shall have full force and effect as if the invalid or unenforceable part had not been included.

                  Section 11.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 11.3. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                  Section 11.4. Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  Section 11.5. Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a particular Section or Exhibit or Schedule shall be deemed to mean the particular Section of this Agreement or Exhibit or Schedule attached hereto, respectively.

                  Section 11.6. Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits and schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their successors and permitted assigns. Purchaser shall not assign its rights under this Agreement, whether by operation of law or otherwise, to any other party without the prior written consent of Seller; provided that, without the consent of Seller, Purchaser may (i) absolutely assign its rights hereunder to one or more of its Affiliates or to one institutional trustee that will issue securities in a trust that holds title to the Assets or to one single purpose issuer that will issue mortgage-backed securities relating to the Assets and
(ii) collaterally assign its rights hereunder to an entity providing Purchaser with financing for purchase of the Assets (or refinancing thereof); and provided, further, that no such assignment shall relieve Purchaser of its obligations to pay the Purchase Price or to perform any other obligation specified herein.

                  Section 11.7. Prior Understandings; Integrated Agreement. Other than the Confidentiality Agreement and the Due Diligence Deposit Agreement, both entered into between the Purchaser and Seller prior to the date hereof, this Agreement supersedes any and all prior discussions and agreements (written or oral) among Seller and Purchaser with respect to the purchase of the Loans and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding among Seller and Purchaser with respect to the transactions contemplated herein.

                  Section 11.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

                  Section 11.9. Survival. Each and every representation and warranty and covenant hereinabove made by Purchaser or Seller shall survive the Closing and shall not merge into any document executed as part of the Closing, but instead shall be independently enforceable except to the extent expressly limited herein. Each of such representations and warranties in Sections 4.1 and
4.2 shall survive the Closing but shall terminate on the first anniversary of the Closing Date; provided that the representation and warranty contained in
Section 4.2(r) insofar as it applies to an Unreviewed Mortgaged Property shall expire on the date that is 90 days after the Closing Date.

                  Section 11.10. Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder determined or relating hereto or arising hereunder, in accordance with the laws of The Commonwealth of Massachusetts without regard to principles of conflicts of laws.

                  Section 11.11. Jurisdiction; Venue. For the purposes of any suit, action or proceeding involving this Agreement, Purchaser hereby expressly submits to the jurisdiction of all federal and state courts sitting in The Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Purchaser agrees that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreements, Purchaser agrees upon the request of Seller to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

         Purchaser hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in The Commonwealth of Massachusetts and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 11.12. No Third Party Beneficiaries. No person, firm or other entity other than the parties hereto, which for purposes of this section shall be Seller and Purchaser (and its permitted successors and permitted assigns), shall have any rights or claims under this Agreement except as provided in the following sentence. No brokerage commission shall be payable to any party in connection with the sale of the Loans except such sales commissions as Seller may previously have agreed in writing to pay certain third parties, which will be payable by Seller.

                  Section 11.13. Waiver of Trial by Jury. EACH OF PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first written above.


                                                 SOUTH BOSTON SAVINGS BANK


                                                 By: /s/ Gregory F. Shaw
                                                    ---------------------------
                                                 Name:   Gregory F. Shaw
                                                 Title:  Senior Vice President

                                                 BLACKROCK CAPITAL FINANCE
                                                 L.P.

                                                 By: BlackRock Asset Investors


                                                 By: /s/ Randal A. Nardone
                                                    ---------------------------
                                                 Name:   Randal A. Nardone
                                                 Title:  Vice President